EXHIBIT 10.23

                    REVOLVING CREDIT AGREEMENT


REVOLVING CREDIT AGREEMENT, dated as of March 9, 1998 between ATLANTIC DIGITAL INTERNATIONAL, INC., a Nevada corporation having its principal office at 6S40 South Pecos Road, Las Vegas, Nevada (hereinafter called the "Borrower") and EXCEL BANK, N.A., national banking association, (hereinafter called the "Bank").

The Borrower has requested the Bank to extend revolving credit to it in the aggregate principal amount up to $500,000, the proceeds of which the Borrower intends to use for its working capital requirements.

The Bank is willing to extend such credit to the Borrower up the terms and conditions set forth in this Agreement. Accordingly the parties agree as follows:


Section 1. CERTAIN DEFINITIONS.  As used herein:

A. "Borrowing Base Limit" means at any time, an amount equal to 75% of the book value of Eligible Receivables plus 40% of the book value of Eligible Inventory. "Book value" as used in this definition means the dollar value of such asset on Borrower's books, subject to audit confirmation by the Bank.

B. "Business day" means a day other than a Saturday Sunday or legal holiday observed by the Bank.

C. "Credit Facility" means the revolving credit  provided for in Section 3.

D. "Eligible Inventory" means the dollar value on the Borrower's books (subject to credit confirmation by the Bank) of inventory held by the Borrower for use in the ordinary course of its business.

E. "Eligible Receivables" means accounts receivable of the Borrower, each of which represents a bona fide sale or lease by the Borrower of its customary inventory, which sale has been made thereby within 75 days or less prior to the date of a requested advance by the Borrower under Section 3.

F. "Guarantee" means a guarantee executed and delivered by a Guarantor pursuant to Section 6.A.5 hereof.

G. "Guarantor" means LEC Technologies, Inc. (formerly Leasing Edge Corp.).

H. "Note" means the promissory note of the Borrower substantially in the form of Exhibit A to this Agreement evidencing its liability for all indebtedness incurred under the credit facility provided for in Section 3.

I. "Prime Rate" means the lending rate called the Prime Rate by The Wall Street Journal and published thereby. The Prime Rate for any computation of interest under this Agreement and the Notes, means the Prime Rate published on the day of such computation or, if the Prime Rate is not published on such day, the Prime Rate last previously published.

J. "Subsidiary" mean any corporation more than 50% of whose issued and outstanding voting stock (except directors' qualifying shares, if required by law) at the time is owned by the Borrower or Guarantor (as the case may
be), directly or through one or more Subsidiaries.


Section 2. REPRESENTATIONS. The Borrower represents, covenants and warrants that:

A. Corporate Existence and Power. It is duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the corporate power to own its assets and to transact the business in which it is presently engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification.

B. Corporate Authority. The making and performance by the Borrower of this Agreement has been duly authorized by all necessary corporate action and will not violate any provision of law or of its Certificate of Incorporation or By-Laws or result in the breach of or constitute a default under any indenture or other material agreement to which it is a party or by which it or its property may be bound or affected.

C.Financial Condition. The statements of income, reconciliation of capital accounts, reconciliation and the balance sheet of the Borrower, certified by Chief Financial Officer of the Guarantor, heretofore furnished to the Bank, is complete and correct in all material respects, and fairly presents the financial condition of such Borrower at the date of such balance sheet. The Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which are substantial in amount in relation to the financial condition of the Borrower except as reflected or provided for in said balance sheet. Since September 30, 1997, there has been no material adverse change in the financial condition of the Borrower from that shown on its balance sheet as of that date.

D. Use of Proceeds. The Credit Facility will be used by the Borrower to finance its general business purposes and no part of the proceeds will be used to purchase or carry any "margin stock" (as such term or terms of similar import and effect shall be defined in Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect) or to extend credit to others for the purpose of carrying any such margin stock or for any purpose which violates, or which is inconsistent with, the provisions of Regulation X of said Board of Governors.

E . Titles, Etc. The Company has good and marketable title to all of their properties and assets, real and personal, and none of such properties and assets are subject to any mortgage, lien, pledge, charge, encumbrance, security interest or title retention or other security agreement or arrangement of any nature whatsoever except as permitted in Subsection 7.E hereof.

F. Litigation. There is no suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting it, which suit or proceeding exceeds $50,000 in aggregate damages claimed and, in the opinion of the Borrower, is likely to have a material adverse effect on the ability of the Borrower to repay the Credit Facility and interest and other charges thereon.

G. ERISA Matters. Neither the Borrower nor any entity under common control (within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") with the Borrower has incurred, nor to its knowledge is it likely to incur with the passage of time liability in respect of any employee benefit plan (within the meaning of ERISA), which would, in the reasonable opinion of the Bank, have a material adverse effect on the ability of the Borrower to repay the Credit Facility and interest and other charges thereon.

H. Year 2000 Compliance. In connection with its computer software relevant for the normal operation of its business, the Borrower (i) is aware of the risks associated with the date change from December 31, 1999 to January 1, 2000, (ii) is taking, or has taken, appropriate steps to remedy any problems relating to the year 2000 date change that might adversely affect its business, both prior to and following January 1, 2000, (iii) is taking, or has taken, steps to assure that its clients, counter parties and suppliers, including technology, telecommunications and software providers, are able to meet the requirements of the year 2000 date change, as applicable, and (iv) will complete all modifications, validation and implementation required by the year 2000 date change by not later than December 31, 1998.

I. Consents of Other Parties. No consent of any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of the Agreement or of any of the loan documents required to be executed and delivered in connection herewith, except for the consent of the Bank of America which has been obtained.


Section 3. CREDIT FACILITY. The Bank agrees, on the terms of this Agreement, to make advances to the Borrower under this Section 3 from time to time prior to October 15, 1998, at such time and in such amount as to each advance as the Borrower shall request, up to but not exceeding in aggregate principal amount at any one time outstanding $500,000. Within such limit, and provided that the Bank does not demand repayment prior thereto pursuant to Section 8, Borrower may borrow, prepay and reborrow under this Section 3 from the date of execution of this Agreement to and including October 15, 1998. The following provisions will apply to advances under this Section 3:

A. Note, Advances, Term. Each advance from the Bank shall be in a minimum amount of $10,000. The loan under this Section 3 shall be evidenced by, and repaid with interest in accordance with the Note, dated the date of this Agreement and payable on October 15, 1998.

B.   Borrowing Base Limit.

(1) No advance by the Bank will be made to the Borrower if at the time thereof the aggregate principal and interest outstanding on the Credit Facility would, or by the making of such advance, exceed the Borrowing Base Limits.

(2) The Borrower will provide to the Bank an accounts receivable aging report and an inventory report, on or before the 10th day of each month, with respect to the last preceding calendar inventory report, on or before the 10th day of each month. Such report shall be in form and content acceptable to the Bank.

(3) If, at any time, the aggregate principal and interest outstanding on the Credit Facility exceeds the Borrowing Base Limit the Borrower will make an immediate repayment to the Bank in reduction of the balance outstanding on the Line to eliminate such excess.

C. Loan Account. The Bank shall open and maintain on its books a loan account in the Borrower, s name showing the amount of each advance, repayments, the computation and payment of interest, and any other amounts due and sums paid hereunder. Such loan account shall be conclusive and binding on the Borrower and the Bank as to the amount at any time due from the Borrower, absent manifest error.


Section 4. MANNER OF BORROWING. The Borrower will give the Bank notice, at the Bank's office referred to above, in accordance with written instructions accepted by the Bank, specifying the amount and date of a requested borrowing under Section 3. The Bank will deposit in the general deposit account of the Borrower with the Bank the amount requested pursuant to such section.


Section 5. PAYMENTS, ETC. All payments of principal, interest and other charges hereunder will be made in lawful money of the United States of America, in immediately available funds. Interest on the Note and other charges will be calculated on the basis of actual interest on any Note falls due on a Saturday, Sunday or public holiday observed by the Bank, then such due date will be extended extended to the next succeeding full business day of the Bank at such place and interest will be payable in respect of such extension.

Section 6.  CONDITIONS OF LENDING.

A. Initial Advance. The obligation of the Bank to make the initial advance to be made by it hereunder is subject to the following conditions precedent:

1. Signatures. The Borrower shall have certified to the Bank the name and signature of signature of each officer of the Borrower authorized to sign the Note and borrow hereunder. The Bank may conclusively rely on such certification until it receives notice in writing to the contrary and has had a reasonable opportunity to implement such change.

2. Opinion of Counsel. The Bank shall have received from a law firm acceptable to the Bank, a favorable written legal opinion in a form of satisfactory to the Bank and its counsel.

3. Proof of Corporate Action. The Bank shall have received certified copies of all corporate action taken by the Borrower to authorize the execution, delivery and performance of this Agreement and the Note and borrowings hereunder, and such other documents as the Bank shall reasonably require.

4. Security Agreement. The Borrower shall have executed and delivered to the Bank a security agreement, in substantially the form of Exhibit B, granting to the Bank a security interest in the Borrower's personal property, including without limitation, all inventory, accounts receivable, contract rights, general intangibles, leases, deposit accounts, and all other business assets as security for the payment of all of the obligations of the Borrower to the Bank.

5. Guarantees. Each Guarantor shall' have executed and delivered to the Bank its unconditional guarantee of payment of the obligations of the Borrower herein and hereafter incurred, in substantially the form of Exhibit C.

6. Insurance in Force. The Borrower shall have in effect insurance of its property against hazard and extended coverage and of its assets and business, against liability, hazards and interruption in form and amount acceptable to the Bank. Such insurance shall name the Bank as loss payee as its interests may appear. The Borrower shall have provided to the Bank a certificate or certificates from issuers of such insurance identifying such insurance, wherein such insurers agree to give the Bank 10 days written notice prior to any cancellation or material modification thereof.

7. Bank's Counsel. All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel to the Bank.

B. Each Advance. The obligations of the Bank to make each advance to be made by it under Section 3 (including the initial advance) is subject to the following conditions precedent:

1. Defaults, etc. No event of default specified in 9 below, and no event which with notice or lapse of time or both would become such an event of default, shall have occurred and be continuing; the representations of the Borrower in Section 2 shall be true on and as of the date of the making of such loan with the same force and effect as if made on and as of such date.

2. Litigation. No lawsuit or proceeding shall be pending against the Borrower which is likely to have a material adverse effect upon its financial condition or upon its ability to carry out the transactions contemplated hereby.


Section 7. PARTICULAR COVENANTS OF THE BORROWER. From the date hereof and until the payment in full of the Notes outstanding hereunder and the performance of all other obligations of the Borrower, Borrower agrees that, unless the Bank shall otherwise consent in writing:

A. Financial Statements. Borrower will, and will cause each Guarantor to deliver to the Bank:

1 . As soon as available, but in any event not later than 90 days after the close of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower, including therein balance sheets of the Borrower at the end of such fiscal year, and related statements of income and retained earnings of the Borrower for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods, each such financial statements prepared by Chief Financial Officer.

2. As soon as available, but in any event not later than 90 days after the close of each fiscal year of the Guarantor, a copy of the annual audit report for such year for the Guarantor and its Subsidiaries, including therein a consolidated balance sheets of the Guarantor and its Subsidiaries as at the end of such fiscal year, and related consolidated statement of income and retained earnings of the Guarantor and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods, such financial statements being certified by independent certified public accountants of recognized standing selected by the Guarantor and acceptable to the Bank.

3. As soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower/Guarantor, unaudited balance sheets of the Borrower/Guarantor as at the end of such fiscal quarter, and unaudited statements of income and retained earnings of the Borrower/Guarantor for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the preceding fiscal period, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved and with prior periods and prepared by the chief financial officer of the Borrower/Guarantor (subject to normal year-end audit adjustment).

C. Payment If Control Or Management Changes. If, during the continuance of this Agreement, LEC Technologies, Inc. shall cease to be engaged in the active management thereof, or shall own less than 100% of the aggregate stock of the Borrower entitled to vote on its management and affairs, the Borrower will immediately notify the Bank and will, upon demand by the Bank, pay the entire principal amount outstanding under the Note, without premium, together with accrued interest and other fees thereon, on the date specified in such demand, which shall be not less than 30 days after such demand.

D. Indebtedness. Borrower will not incur, assume', allow to exist or have outstanding or otherwise become directly or indirectly liable in respect of any indebtedness for borrowed money or for the deferred purchase price of property purchased, except (i) that which was reflected in the financial statements referred to in Section 2.C; and (ii) accounts payable incurred in the ordinary course of business.

E. Liens, etc. Borrower will not create, assume, or allow any security interest or lien (including judicial liens) on any property or interest in property (real or personal, tangible or intangible) Borrower now owns or hereafter acquires, except (i) mortgages, deeds of trust and security agreements in favor of the Bank; (ii) liens for taxes not overdue; (iii) liens outstanding on the date of this Agreement.

F. Capital Expenditures. Borrower shall not make any additional capital expenditures exceeding $50,000 in the aggregate in any fiscal year of Borrower.

G. Contingent Liabilities. Borrower shall not guarantee, endorse, contingently agree to purchase or otherwise become or be contingently liable upon the obligation or in connection with the stock or dividends of any other person, firm or corporation, except a guarantee of the obligations to the Bank of LEC Technologies, Inc.

H.   Payments, Distributions and Loans.  Borrower shall not make:

1. Loans to any person or business entity, except in the ordinary course of its business, nor directly or indirectly make any distributions in cash or kind or pay any dividend on its stock or redeem or retire any of its stock, whether now or hereafter outstanding except for distributions or dividends to the Guarantor;

2. Salary or bonus payments other than commissions, directly or indirectly, to any officer, director or stockholder of the Borrower or any affiliate of the Borrower or to a Guarantor, in excess of an aggregate of $250,000;

3. Principal repayments or interest payments to any officer, director, stockholder or to a Guarantor.


I. Mergers, Etc. Borrower shall not merge or consolidate with any corporation, or sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) any of its assets, whether now owned or hereafter acquired, if the aggregate value thereof represents a material part of the aggregate value of all assets ofBorrower, nor will it acquire by purchase or otherwise all or substantially all of the assets of any business entity, except that Borrower may sell inventory (as defined in the Uniform Commercial Code) in the ordinary course of business.

J. Taxes. Borrower will pay and discharge all taxes, assessments and governmental charges or levies, imposed on it or on its income or profits or on any of its property, prior to the date on which penalties attach thereto, except that Borrower will not be required hereby to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

K. Litigation. Borrower will promptly give notice in writing to the Bank of all litigation and of all proceedings before any governmental or regulatory agencies directly affecting the Borrower, except any litigation or proceeding which, if adversely determined, would not involve a liability of $50,000 or more or. which is fully covered by effective insurance.

L. Insurance.   Borrower will maintain in effect and in good standing the
insurance referred to in Section 6.A.(6).

M. Deposits. Borrower will maintain a deposit account at the Bank upon the same terms and conditions (including interest and charges) as are available to all other depositors of the Bank on identical types of accounts.

N. Stock and Debt. Borrower will not sell or otherwise dispose of its stock or indebtedness.

Section 8. DEFAULTS. If any one of the following "events of default" shall occur and be continuing, namely:

A. Any representation or warranty made by Borrower in Section 2 shall prove to have been incorrect in any material respect or shall be breached; or

B. Default in the payment when due of any principal of or interest on the Note and the continuation thereof beyond any grace period provided for the curing thereof; or

C. Default by Borrower in the performance of any agreement in subsections of Section 7 and the continuation thereof beyond any grace period provided for the curing thereof; or

D . Except as otherwise provided below in Section 8.E hereof, default by Borrower or a Guarantor in the performance of any other agreement which shall remain unremedied for thirty days; or

E . Default by any Guarantor of any of its present or future obligations, liabilities or indebtedness to the Bank and the continuation thereof beyond any grace period provided for the curing thereof.

F. Any bond, debenture, note or other evidence of indebtedness of Borrower shall become due before stated maturity thereof by reason of default or shall become due by its terms and shall not, within twenty days following such due date, be paid, extended or stayed by order of a court of competent jurisdiction; or

G. Borrower or any Guarantor shall (1) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property, (2) be unable or admit in writing its inability, to pay its debts as they mature, (3) make a general assignment for the benefit of creditors,
(4) be adjudicated a bankrupt or insolvent, or (5) file a voluntarily petition in bankruptcy or a petition or answer seeking reorganization or an, arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by it to effect any of the foregoing; or

H. An order, judgment or decree shall be entered, without the application, approval or consent of Borrower or a Guarantor, by any court or governmental agency of competent jurisdiction, approving a petition seeking its reorganization, or appointing a receiver, trustee liquidator, intervenor or the like thereof, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of 30 consecutive days.

THEREUPON, in case of an event of default set forth in Section 8.G. or H., the principal and interest on the Note shall be immediately due and payable without notice or demand, and if such event is any other event of default specified above, the Bank may, by written notice to the Borrower, declare the principal of and interest on the Note to be forthwith due and payable, whereupon the same will become forthwith due and payable, without protest, presentment, notice or demand, all of which are expressly waived by Borrower.

Section 9. NOTICES. All notices, requests and demands will be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to all other parties. All notices, requests, consents and demands hereunder will be effective when duly deposited in the mails postage prepaid for certified or registered delivery, or delivered to a reputable delivery agency with instructions for delivery to the addressee within twenty four hours, or when received if transmitted by telephone facsimile, addressed as aforesaid, except that notices to the Bank under Section 3 will not be effective until received:


Atlantic Digital International, Inc.
c/o LEC Technologies, Inc.
6540 South Pecos Road
Las Vegas, NV 89120

Att: Mr. William Vargas
Telephone:     702-454-7900
Fax.  No.     702-454-7779


Excel Bank, N.A.:
2 Park Avenue
New York, New York 10016
Att: Ms. Susan M.R. Gomez, Vice President

Telephone (212)337-8247
Fax No.    (212)337-8269


Section 10.  MISCELLANEOUS.

A. Entire Agreement. This is the entire agreement of the parties with respect to the revolving credit facility extended by the Bank to the Borrower and supersedes all other action taken and/or letters, agreements and representations relating to the subject matter.

B. Waivers, Etc. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

C. Amendments. This agreement may not be amended or modified except in writing signed by the parties.

D. Expenses. The Borrower will be responsible for paying, whether or not any loan is made hereunder (1) all expenses of the Bank in connection with the preparation, execution and delivery hereof and of the Note and all other documents and instruments hereunder, and the administration thereof (including without limitation, the reasonable fees of counsel to the Bank), and (2) all reasonable costs of collection, including reasonable fees, incurred by the Bank if default is made under this Agreement.

E. Offsets, etc. Nothing in this Agreement deemed a waiver or prohibition of the Bank's right of banker's lien or offset.

F. Governing Law. This Agreement and the Note will be construed in accordance with and governed by the law of the State of New York, without regard to the principles of conflict of laws thereof.

G. Submission to Jurisdiction. (a) The Borrower hereby irrevocably agrees that any legal action or proceedings against it with respect to this Agreement or the Note may be brought in any court of the State of New York or any Federal Court of the United States of America located in the City and State of New York, United States of America, or both, as the Bank may elect, and by execution and delivery of this Agreement the Borrower hereby submits to and accepts with regard to any such action or proceeding service of process by the mailing of copies thereof by registered or certified airmail, postage prepaid, to the Borrower at its address set forth in
Section 9.

(b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the Note in the State of New York and hereby further irrevocably waives any claim that the State of New York is not a convenient forum for any such suit, action or proceeding.

H. Counterparts. This Agreement may be executed in Counterparts, which taken together will constitute one agreement. The parties hereto may execute this Agreement by signing any such counterpart.

I. Assignment. The Borrower shall not assign any of its rights or obligations under this Credit Agreement nor the loan proceeds hereunder, without the Bank's prior written consent. The Bank, without notice to or the consent of the Borrower, may assign to and participate with one or more financial institutions its rights and obligations under this Credit Agreement and may receive servicing, brokerage and/or other fees.

J. Severability of Provisions. Any provision of this Agreement, the Note and any other document or instrument prepared hereunder, which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of unenforceability without affecting the enforceability of provision in any other jurisdiction.


IN WITNESS WHEREOF, the parties hereto have caused Agreement to be duly executed as of the day and year first written.



                              ATLANTIC DIGITAL INTERNATIONAL, INC.

                              By:  /s/ Michael F. Daniels
                                   ------------------------------
                              Title:  Chairman

                              By:  /s/ William J. Vargas
                                   ------------------------------
                              Title: Chief Financial Officer


                              EXCEL BANK, N.A.

                              By:  /s/ Susan Gomez
                                   ------------------------------
                              Title: Vice President